DELAWARE GROUP FOUNDATION FUNDS

Registration No. 811-08457
FORM N-SAR
Annual Period Ended March 31, 2015

On May 20, 2014, the Board of Trustees approved changing the Funds? fiscal year-end from September 30 to March 31, effective March 31, 2015.

SUB-ITEM 77B: Accountant?s report on internal control

Accountant's report on internal control, attached as Exhibit.

SUB-ITEM 77C: Submission of matters to a vote of security holders

At Joint Special Meetings of Shareholders of Delaware Group? Foundation Funds (the ?Trust?), on behalf of Delaware Foundation? Moderate Allocation Fund, Delaware Foundation Growth Allocation Fund, and Delaware Foundation Conservative Allocation Fund (each, a ?Fund? and together, the ?Funds?), held on March 31, 2015, reconvened on April 21, 2015 for the proposals listed in items (ii) and (iii) below for Delaware Foundation Growth Allocation Fund, and reconvened on April 21, 2015 and May 12, 2015 for the proposals listed in items (ii) and (iii) below for Delaware Foundation Conservative Allocation Fund, the shareholders of the Trust/the Funds voted to: (i) elect a Board of Trustees for the Trust; (ii) approve the implementation of a new ?manager of managers? order for the Funds; (iii) to revise the fundamental investment restriction relating to lending for the Funds; and (iv)(a) to revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares, (iv)(b) to revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand, and (iv)(c) to revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies. At the meeting, the following people were elected to serve as Independent Trustees: Thomas L. Bennett, Ann D. Borowiec, Joseph W. Chow, John A. Fry, Lucinda S. Landreth, Frances A. Sevilla-Sacasa, Thomas K. Whitford, Janet L. Yeomans, and J. Richard Zecher. In addition, Patrick P. Coyne was elected to serve as an Interested Trustee.
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The following proposals were submitted for a vote of the shareholders:

1. To elect a Board of Trustees for the Trust.

A quorum of shares outstanding of the Funds of the Trust was present, and the votes passed with a plurality of these Shares.

Thomas L. Bennett

Shares Voted For 21,021,145.738
Percentage of Outstanding Shares 46.164%
Percentage of Shares Voted 86.937%

Shares Withheld 3,158,588.596
Percentage of Outstanding Shares 6.937%
Percentage of Shares Voted 13.063%

Ann D. Borowiec

Shares Voted For 21,024,274.958
Percentage of Outstanding Shares 46.171%
Percentage of Shares Voted 86.950%

Shares Withheld 3,155,459.376
Percentage of Outstanding Shares 6.930%
Percentage of Shares Voted 13.050%

Joseph W. Chow

Shares Voted For 21,043,554.738
Percentage of Outstanding Shares 46.213%
Percentage of Shares Voted 87.030%

Shares Withheld 3,136,179.596
Percentage of Outstanding Shares 6.887%
Percentage of Shares Voted 12.970%

Patrick P. Coyne

Shares Voted For 21,032,880.734
Percentage of Outstanding Shares 46.190%
Percentage of Shares Voted 86.986%

Shares Withheld 3,146,853.600
Percentage of Outstanding Shares 6.911%
Percentage of Shares Voted 13.014%

John A. Fry

Shares Voted For 21,046,624.907
Percentage of Outstanding Shares 46.220%
Percentage of Shares Voted 87.042%

Shares Withheld 3,133,109.427
Percentage of Outstanding Shares 6.881%
Percentage of Shares Voted 12.958%

Lucinda S. Landreth

Shares Voted For 21,014,287.609
Percentage of Outstanding Shares 46.149%
Percentage of Shares Voted 86.909%

Shares Withheld 3,165,446.725
Percentage of Outstanding Shares 6.952%
Percentage of Shares Voted 13.091%

Frances A. Sevilla-Sacasa

Shares Voted For 21,039,070.286
Percentage of Outstanding Shares 46.203%
Percentage of Shares Voted 87.011%

Shares Withheld 3,140,664.048
Percentage of Outstanding Shares 6.897%
Percentage of Shares Voted 12.989%

Thomas K. Whitford

Shares Voted For 21,045,813.675
Percentage of Outstanding Shares 46.218%
Percentage of Shares Voted 87.039%

Shares Withheld 3,133,920.659
Percentage of Outstanding Shares 6.882%
Percentage of Shares Voted 12.961%

Janet L. Yeomans

Shares Voted For 21,024,511.130
Percentage of Outstanding Shares 46.171%
Percentage of Shares Voted 86.951%

Shares Withheld 3,155,223.204
Percentage of Outstanding Shares 6.929%
Percentage of Shares Voted 13.049%

J. Richard Zecher

Shares Voted For 20,871,531.220
Percentage of Outstanding Shares 45.835%
Percentage of Shares Voted 86.318%

Shares Withheld 3,308,203.114
Percentage of Outstanding Shares 7.265%
Percentage of Shares Voted 13.682%

2. To approve the implementation of a new ?manager of managers? order.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Foundation Conservative Allocation Fund

Shares Voted For 4,270,758.713
Percentage of Outstanding Shares 38.486%
Percentage of Shares Voted 75.731%

Shares Voted Against 403,345.002
Percentage of Outstanding Shares 3.635%
Percentage of Shares Voted 7.152%

Shares Abstained 346,313.013
Percentage of Outstanding Shares 3.121%
Percentage of Shares Voted 6.141%
Broker Non-Votes 618,927.000

Delaware Foundation Moderate Allocation Fund

Shares Voted For 11,701,632.427
Percentage of Outstanding Shares 45.040%
Percentage of Shares Voted 75.642%

Shares Voted Against 1,868,601.039
Percentage of Outstanding Shares 7.192%
Percentage of Shares Voted 12.079%

Shares Abstained 456,871.416
Percentage of Outstanding Shares 1.759%
Percentage of Shares Voted 2.953%
Broker Non-Votes 1,442,613.00

Delaware Foundation Growth Allocation Fund

Shares Voted For 2,957,921.828
Percentage of Outstanding Shares 34.971%
Percentage of Shares Voted 68.901%

Shares Voted Against 913,789.456
Percentage of Outstanding Shares 10.803%
Percentage of Shares Voted 21.285%

Shares Abstained 72,023.022
Percentage of Outstanding Shares 0.852%
Percentage of Shares Voted 1.678%
Broker Non-Votes 349,288.00

3. To revise the fundamental investment restriction relating to lending.

A quorum of the shares outstanding of each Fund was present, and the votes passed with the required majority of those shares.? The results were as follows:

Delaware Foundation Conservative Allocation Fund

Shares Voted For 4,143,858.303
Percentage of Outstanding Shares 37.343%
Percentage of Shares Voted 73.481%

Shares Voted Against 467,185.648
Percentage of Outstanding Shares 4.210%
Percentage of Shares Voted 8.284%

Shares Abstained 409,372.777
Percentage of Outstanding Shares 3.689%
Percentage of Shares Voted 7.259%
Broker Non-Votes 618,927.000

Delaware Foundation Moderate Allocation Fund

Shares Voted For 11,560,564.893
Percentage of Outstanding Shares 44.497%
Percentage of Shares Voted 74.730%

Shares Voted Against 1,991,377.450
Percentage of Outstanding Shares 7.665%
Percentage of Shares Voted 12.873%

Shares Abstained 475,164.539
Percentage of Outstanding Shares 1.829%
Percentage of Shares Voted 3.072%
Broker Non-Votes 1,442,611.00

Delaware Foundation Growth Allocation Fund

Shares Voted For 2,905,327.585
Percentage of Outstanding Shares 34.349%
Percentage of Shares Voted 67.676%

Shares Voted Against 933,925.097
Percentage of Outstanding Shares 11.042%
Percentage of Shares Voted 21.754%

Shares Abstained 104,481.624
Percentage of Outstanding Shares 1.235%
Percentage of Shares Voted 2.434%
Broker Non-Votes 349,288.00

4. (a) To revise provisions of the Trust?s Agreement and Declaration of Trust related to documenting the transfer of shares.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Foundation Funds

Shares Voted For 17,776,464.067
Percentage of Outstanding Shares 39.038%
Percentage of Shares Voted 73.518%

Shares Voted Against 2,978,439.850
Percentage of Outstanding Shares 6.541%
Percentage of Shares Voted 12.318%

Shares Abstained 812,397.417
Percentage of Outstanding Shares 1.784%
Percentage of Shares Voted 3.360%
Broker Non-Votes 2,612,433

4. (b) To revise provisions of the Trust?s Agreement and Declaration of Trust related to shareholder disclosure of certain information upon board demand.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Foundation Funds

Shares Voted For 17,640,387.036
Percentage of Outstanding Shares 38.740%
Percentage of Shares Voted 72.955%

Shares Voted Against 3,089,472.755
Percentage of Outstanding Shares 6.785%
Percentage of Shares Voted 12.777%

Shares Abstained 837,440.543
Percentage of Outstanding Shares 1.839%
Percentage of Shares Voted 3.463%
Broker Non-Votes 2,612,434

4. (c) To revise provisions of the Trust?s By-Laws so that Delaware law will apply to matters related to proxies.

A quorum of the shares outstanding of the Trust was present, and the votes passed with a majority of those shares. The results were as follows:

Delaware Group Foundation Funds

Shares Voted For 17,832,858.289
Percentage of Outstanding Shares 39.162%
Percentage of Shares Voted 73.751%

Shares Voted Against 3,002,450.459
Percentage of Outstanding Shares 6.594%
Percentage of Shares Voted 12.417%

Shares Abstained 731,996.586
Percentage of Outstanding Shares 1.608%
Percentage of Shares Voted 3.027%
Broker Non-Votes 2,612,429

SUB-ITEM 77D: Policies with respect to security investments

On November 19, 2014, the Board of Trustees of Delaware Group Foundation Funds (the ?Registrant?) voted to allow Delaware Foundation Growth Allocation, Delaware Foundation Moderate Allocation and Delaware Foundation Conservative Allocation Funds? (the ?Funds?) to invest in certain exchange-traded funds in excess of the current limitations on such investment. The changes to the Funds? investment strategies are incorporated herein by reference to the supplement dated January 28, 2015 to the Registrant?s prospectus for the Fund dated January 28, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-15-000309).

On November 19, 2014, the Board of Trustees of Delaware Group Foundation Funds (the ?Registrant?) voted to eliminate the minimum credit quality restrictions related to the Delaware Foundation Growth Allocation, Delaware Foundation Moderate Allocation and Delaware Foundation Conservative Allocation Funds? (the ?Funds?) investment in structured products. The changes to the Funds? investment strategies are incorporated herein by reference to the supplement dated January 28, 2015 to the Registrant?s prospectus for the Fund dated January 28, 2015, as filed with the Securities and Exchange Commission (SEC Accession No. 0001206774-15-000309).
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